Exhibit 99.1

NEWS

NEWS

NEWS

CF INDUSTRIES SENDS LETTER TO TERRA INDUSTRIES IN CONNECTION WITH COMMENCING EXCHANGE OFFER FOR TERRA INDUSTRIES

DEERFIELD, IL, February 23, 2009 — CF Industries Holdings, Inc. (NYSE: CF) today announced that it is commencing an exchange offer for all of the outstanding shares of Terra Industries Inc. (NYSE: TRA) common stock at a fixed exchange ratio of 0.4235 CF Industries shares for each Terra Industries share.  The company has filed a prospectus/offer to exchange on Form S-4 with the U.S. Securities and Exchange Commission.  CF Industries sent the following letter to Terra in connection with commencing its exchange offer for Terra Industries:

February 23, 2009

Board of Directors

Terra Industries Inc.

Terra Centre

600 Fourth Street

P.O. Box 6000

Sioux City, Iowa 51102-6000

Attention:	Henry R. Slack, Chairman of the Board
Michael L. Bennett, President and Chief Executive Officer

Dear Members of the Board:

As you are aware, it has been over one month since we made our offer for a business combination with Terra Industries. Our offer has been very well received in the market. Terra’s shares are up over 50% since the offer, which is over three times the percentage increase of the peer group. The market clearly has recognized that the combination is compelling.

As we have communicated to you and your advisors since we made our offer, we view the transaction as a merger in which your stockholders are receiving stock and sharing in the future upside of the combined company, including over $100 million of annual operating synergies. We believe that the elements of your strategy of which we are aware, including expansion of industrial nitrogen applications, would only be enhanced through a combination. As we also have communicated, we would welcome having a number of your board members join the board of the combined company. It is important to us that Mike Bennett be one of those board members and that he continue to serve in a senior executive capacity. Also, we would consider locating some functions of the combined company in the Sioux City area, while preserving the synergies in the transaction.

Given the significant premium we have offered, and the very positive market reaction, we have not seen any reason to consider changing the terms of our proposal. Our conversations with our stockholders (who significantly overlap with your stockholders) also lead us to believe that we have no reason to consider changing the terms. However, we have communicated to you that we are prepared to review any information you can provide us that you believe justifies a change in terms, and we are prepared to keep an open mind in that regard.

We are going forward with our proxy contest to replace three of your directors at the upcoming Annual Meeting. We are confident that your stockholders will show their support for a combination by voting for our slate. We also are commencing an exchange offer under which each share of Terra common stock would be exchanged for .4235 shares of CF Industries common stock. The exchange offer is subject to entering into a negotiated merger agreement since, as you are aware, under Maryland law we cannot close a transaction without the approval of your board. The exchange offer is scheduled to expire on May 15, 2009, which is the last date that your bylaws permit you to hold your Annual Meeting. By that  time we believe your stockholders will have shown their support of a combination by voting for our slate.

We remain interested in entering into meaningful discussions for a negotiated transaction, and we are open to reviewing any information you believe we should consider.

Sincerely yours,

Stephen R. Wilson

Chairman, President and Chief Executive Officer

CF Industries Holdings, Inc.

The prospectus/offer to exchange fully details the conditions and required regulatory approvals needed to complete the transaction.  The exchange offer will expire at 5:00 P.M., New York City time on May 15, 2009.

Shareholder questions regarding the exchange offer or requests for offering materials should be directed to CF Industries’ Information Agent for the exchange offer, Innisfree M&A Incorporated, toll-free at (877) 456-3507.  Offering materials are also available on the Securities and Exchange Commission’s Web site at www.sec.gov.  Terra shareholders are urged to read the offering materials filed by CF Industries, which contain important information about the exchange offer.

Morgan Stanley and Rothschild are acting as financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal counsel to CF Industries.

Additional information for Investors, Employees, Customers and the Agribusiness Community is available at www.transactioninfo.com/cfindustries or www.cfindustries.com.

Contacts

Charles A. Nekvasil

Director, Public and Investor Relations

847-405-2515 — CNekvasil@cfindustries.com

Susan Stillings / Monika Driscoll, 212-333-3810

Brunswick Group LLC

Alan Miller, 212-750-5833

Innisfree M&A Incorporated

About CF Industries

CF Industries Holdings, Inc., headquartered in Deerfield, Illinois, is the holding company for the operations of CF Industries, Inc. CF Industries, Inc. is a major producer and distributor of nitrogen and phosphate fertilizer products. CF Industries operates world-scale nitrogen fertilizer plants in Donaldsonville, Louisiana and Medicine Hat, Alberta, Canada; conducts phosphate mining and manufacturing operations in Central Florida; and distributes fertilizer products through a system of terminals, warehouses, and associated transportation equipment located primarily in the Midwestern United States. The company also owns a 50 percent interest in KEYTRADE AG, a global fertilizer trading organization headquartered near Zurich, Switzerland. Additional information on CF Industries is found on the company’s website at www.cfindustries.com.

Additional Information

This press release relates to the offer (the “Offer”) by CF Industries Holdings, Inc. (“CF Industries”) through its direct wholly-owned subsidiary, Composite Acquisition Corporation (“Composite Acquisition”), to exchange each issued and outstanding share of common stock (the “Terra common stock”) of Terra Industries Inc. (“Terra”) for 0.4235 shares of CF Industries common stock. This press release is for informational purposes only and does not constitute an offer to exchange, or a solicitation of an offer to exchange, Terra common stock, nor is it a substitute for the Tender Offer Statement on Schedule TO or the preliminary Prospectus/Offer to Exchange included in the Registration Statement on Form S-4 (including the Letter of Transmittal and related documents and as amended from time to time, the “Exchange Offer Documents”) filed by CF Industries and Composite Acquisition with the Securities and Exchange Commission (the “SEC”) on February 23, 2009. The Registration Statement has not yet become effective. The Offer is made only through the Exchange Offer Documents. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE DOCUMENTS AND OTHER RELEVANT MATERIALS AS THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

CF Industries and its wholly-owned subsidiary CF Composite, Inc. (“CF Composite”) intend to file a proxy statement and other relevant materials with the SEC in connection with the solicitation of proxies for the 2009 annual meeting of stockholders of Terra. INVESTORS AND SECURITY HOLDERS OF TERRA ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders will be able to obtain free copies of any documents filed by CF Industries with the SEC through the web site maintained by the SEC at www.sec.gov.  Free copies of any such documents can also be obtained by calling Innisfree M&A Incorporated toll-free at (877) 456-3507.

CF Industries, CF Composite, their respective directors and executive officers and the individuals nominated by CF Composite for election to Terra’s board of directors may be deemed to be participants in the solicitation of proxies from Terra stockholders for Terra’s 2009 annual meeting of stockholders. Information regarding such participants and a description of their direct and indirect interests in such solicitation, by securities holdings or otherwise, is contained in the Schedule 14A filed by CF Industries with the SEC on February 4, 2009. CF Industries and its directors and executive officers may also be deemed to be participants in any solicitation of proxies from Terra stockholders or CF Industries stockholders in respect of the proposed transaction with Terra. Information regarding CF Industries’ directors and executive officers is available in its proxy statement for its 2008 annual meeting of stockholders, which was filed with the SEC on April 4, 2008, and a description of their direct and indirect interests in such solicitation, by security holdings or otherwise, will be contained in the proxy statement/prospectus filed in connection with the proposed transaction with Terra.

All information in this press release concerning Terra, including its business, operations and financial results was obtained from public sources.  While CF Industries has no knowledge that any such information is inaccurate or incomplete, CF Industries has not had the opportunity to verify any of that information.

Safe Harbor Statement

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of federal securities laws.  All statements in this press release, other than those relating to historical information or current condition, are forward-looking statements.  These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements.  Risks and uncertainties relating to the proposed transaction include: Terra’s failure to accept CF Industries’ proposal and enter into definitive agreements to effect the transaction; our ability to obtain shareholder, antitrust, regulatory and other approvals on the proposed terms and schedule; uncertainty of the expected financial performance of CF Industries following completion of the proposed transaction; CF Industries’ ability to achieve the cost-savings and synergies contemplated by the proposed transaction within the expected time frame; CF Industries’ ability to promptly and effectively integrate the businesses of Terra and CF Industries; and disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers.  Additional risks and uncertainties include: the relatively expensive and volatile cost of North American natural gas; the cyclical nature of our business and the agricultural sector; changes in global fertilizer supply and demand and its impact on the selling price of our products; the nature of our products as global commodities; intense global competition in the consolidating markets in which we operate; conditions in the U.S. agricultural industry; weather conditions; our inability to accurately predict seasonal demand for our products; the concentration of our sales with certain large customers; the impact of changing market conditions on our forward pricing program; the reliance of our operations on a limited number of key facilities; the significant risks and hazards against which we may not be fully insured; reliance on third party transportation providers; unanticipated adverse consequences related to the expansion of our business; our inability to expand our business, including the significant resources that could be required; potential liabilities and expenditures related to environmental and health and safety laws and regulations; our inability to obtain or maintain required permits and governmental approvals or to meet financial assurance requirements; acts of terrorism; difficulties in securing the supply and delivery of raw materials we use and increases in their costs; losses on our investments in securities; loss of key members of management and professional staff; recent global market and economic conditions, including credit markets; and the other risks and uncertainties included from time to time in our filings with the SEC.  We undertake no obligation to update or revise any forward-looking statements.

###